Exhibit 10.1

AMENDED, RESTATED AND SUBSTITUTED PROMISSORY NOTE

$2,000,000.00	June 23, 2006

TAC Acquisition Corp.

8 Sound Shore Drive, Suite 255

Greenwich, Connecticut 06830

(Hereinafter referred to as “Borrower”)

Wachovia Bank, National Association

201 S. College Street, CP9, NC 1183

Charlotte, North Carolina 28288

(Hereinafter referred to as “Bank”)

Borrower promises to pay to the order of Bank, in lawful money of the United States of America, at its office indicated above or wherever else Bank may specify, the sum of TWO MILLION DOLLARS ($2,000,000.00) or such lesser amount as may be advanced and outstanding from time to time, with interest on the unpaid principal balance at the rate and on the terms provided in this Amended, Restated and Substituted Promissory Note (including all renewals, extensions or modifications hereof, this “Note”).

This Note is an amendment to, and is in substitution and replacement of, that certain Promissory Note dated as of November 8, 2005 executed by Borrower in favor of Bank (the “Replaced Note”). This Note represents that same indebtedness represented by the Replaced Note.

REVOLVING CREDIT FACILITY. Borrower may borrow, repay and reborrow (in any minimum or multiple amount), and, upon the request of Borrower, Bank shall advance and readvance (in no minimum or multiple amount) under this Note from time to time until the maturity hereof (each an “Advance” and together the “Advances”), so long as the total principal balance outstanding under this Note at any one time does not exceed $2,000,000 (the “Committed Amount”). Bank’s obligation to make Advances under this Note shall terminate upon the occurrence of a Default. Each request for an Advance must be in writing in the form of Exhibit A attached hereto and received by Bank not later than 3:00 P.M. Eastern time on the proposed date of such Advance, in which case Bank shall make such Advance available to Borrower not later than 4:00 P.M. Eastern time. As of the date of each proposed Advance, Borrower shall be deemed to represent that each representation made in this Note is true as of such date.

INTEREST RATE. Interest shall accrue on the outstanding principal balance of this Note from the date hereof at the LIBOR Market Index Rate plus 1.50%, as that rate may change from day to day in accordance with changes in the LIBOR Market Index Rate (“Interest Rate”). “LIBOR Market Index Rate”, for any day, means the rate for 1 month U.S. dollar deposits as reported on Telerate page 3750 as of 11:00 A.M., London time, on such day, or if such day is not a London business day, then the immediately preceding London business day (or if not so reported, then as determined by Bank from another recognized source or interbank quotation).

DEFAULT RATE. In addition to all other rights contained in this Note, at any time that a Default is in existence, all outstanding Obligations between Borrower and Bank or its affiliates, shall bear interest at the Interest Rate plus 2% (“Default Rate”). The Default Rate shall also apply from acceleration until the Obligations or any judgment thereon is paid in full.

FEES. Borrower shall pay to Bank a fee (the “Unused Fee”) of 0.50% on the actual daily amount by which the Committed Amount exceeds the aggregate principal amount of the Advances outstanding under this Note. The Unused Fee shall accrue at all times until the expiration or termination of the Bank’s obligation to make Advances hereunder, commencing on the date hereof, and shall be due and payable quarterly in arrears on the last business day of each March, June, September and December.

INTEREST AND FEE(S) COMPUTATION (ACTUAL/360). Interest on the Advances and the Unused Fee shall be computed on the basis of a 360-day year for the actual number of days in the applicable period (“Actual/360 Computation”). The Actual/360 Computation determines the annual effective interest yield by taking the stated (nominal) rate for a year’s period and then dividing said rate by 360 to determine the daily periodic rate to be applied for each day in the applicable period. Application of the Actual/360 Computation produces an annualized effective rate exceeding the nominal rate.

REPAYMENT TERMS. The principal and interest on this Note shall be due and payable on the earlier of (i) January 1, 2007 and (ii) the date that any amounts on deposit in the Trust Account are withdrawn for any purpose.

APPLICATION OF PAYMENTS. Monies received by Bank from any source for application toward payment of the Obligations shall be applied to accrued interest and then to principal. If a Default occurs, monies may be applied to the Obligations in any manner or order deemed appropriate by Bank.

If any payment received by Bank under this Note is rescinded, avoided or for any reason returned by Bank because of any adverse claim or threatened action, the returned payment shall remain payable as an obligation of all persons liable under this Note as though such payment had not been made.

DEFINITIONS. As used in this Note, (i) the term “Obligations” refers to any and all indebtedness and other payment obligations of Borrower under this Note and (ii) the term “Trust Account” refers to the escrow account established by Borrower with The Bank of New York in connection with the consummation of its initial public offering and into which a certain amount of the net proceeds of such initial public offering was deposited. All other capitalized terms that are used but not otherwise defined in this Note shall have the definitions provided in the Uniform Commercial Code as in effect in the State of New York.

ATTORNEYS’ FEES AND OTHER COLLECTION COSTS. Borrower shall pay all of Bank’s reasonable expenses actually incurred to enforce or collect any of the Obligations including, without limitation, reasonable arbitration, paralegals’, attorneys’ and experts’ fees and expenses, whether incurred without the commencement of a suit, in any trial, arbitration, or administrative proceeding, or in any appellate or bankruptcy proceeding.

USURY. If at any time the effective interest rate under this Note would, but for this paragraph, exceed the maximum lawful rate, the effective interest rate under this Note shall be the maximum lawful rate, and any amount received by Bank in excess of such rate shall be applied to principal and then to fees and expenses, or, if no such amounts are owing, returned to Borrower.

DEFAULT. If any of the following occurs, a default (“Default”) under this Note shall exist: Nonpayment; Nonperformance. (i) The failure of Borrower to make timely payment of the Obligations under this Note (subject to a three day cure period in the case of any Obligations not constituting principal or interest), (ii) the failure of Borrower to perform or observe any term, covenant or agreement contained in the paragraph below under the caption “Additional Covenants – Limitations on Liabilities, Liens, Business Activities and Negative Pledges” or (iii) the failure of Borrower to perform or observe any other term, covenant or agreement contained in this Note (not specified in clause (i) or (ii) above) for a period of 30 days after the earlier of (x) knowledge thereof by Borrower and (y) notice thereof being given to Borrower by Bank. False Warranty. A warranty or representation made or deemed made in this Note or furnished Bank in connection with any advance evidenced by this Note proves materially false, or if of a continuing nature, becomes materially false. Cross Default. Any default in payment or performance of any obligation under any other loans, contracts or agreements of Borrower, in each case requiring the payment by Borrower of $50,000 or more during any period of 12 months or less or, in the case of indebtedness, having a principal amount of $50,000 or more. Cessation; Bankruptcy. The dissolution of Borrower, termination of existence of Borrower or the merger or consolidation of Borrower with any other person, or the appointment of a receiver for, the assignment for the benefit of creditors of, or the commencement of any bankruptcy or insolvency proceeding by or against, Borrower (subject, in the case of an involuntary bankruptcy proceeding, to a 60 day cure period to discharge such involuntary bankruptcy proceeding).

REMEDIES UPON DEFAULT. If a Default occurs under this Note, Bank may at any time thereafter, take the following actions: Bank Lien. Foreclose its security interest or lien against Borrower’s accounts without notice. Acceleration Upon Default. Accelerate the maturity of the Obligations, whereupon the Obligations shall be immediately due and payable; provided, however, if the Default is based upon a bankruptcy or insolvency proceeding commenced by or against Borrower, all Obligations shall automatically and immediately be due and payable. Cumulative. Exercise any rights and remedies as provided under this Note, or as provided by law or equity.

FINANCIAL AND OTHER INFORMATION. Borrower shall deliver to Bank (i) within 90 days after the end of each fiscal year of Borrower, Borrower’s 10K filing for such fiscal year, (ii) within 60 days after the end of each fiscal quarter of Borrower, Borrower’s 10Q filing for such fiscal quarter, (iii) promptly after the same are available, copies of all other reports and registration statements which Borrower may file or be required to file with the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, and (iv) promptly after request by Bank, such other information as Bank may reasonably request from time to time. Borrower represents and warrants that all information delivered to Bank in accordance with this paragraph shall be true, complete, and accurate in all material respects. Concurrently with the delivery of Borrower’s 10K and 10Q filings, Borrower shall deliver to Bank a duly completed compliance certificate in the form of Exhibit B attached hereto signed by the chief financial officer or president of Borrower.

ADDITIONAL COVENANTS. Borrower agrees to the following provisions from the date hereof until final payment in full of the Obligations and expiration or termination of the Bank’s obligation to make Advances hereunder, unless Bank shall otherwise consent in writing: Maintenance of Business and Assets. Borrower shall preserve and keep in full force and effect its existence, material rights, material franchises and authority. Borrower shall not sell, transfer, lease, invest (other than cash equivalent investments in the form of debt obligations guaranteed by the United States or any State thereof and commercial paper maturing within 270 days that has been given the highest rating by Standard & Poor’s Corporation and Moody’s Investors Service) or otherwise dispose of all or any part of its property or assets other than in connection with a Business Combination and worn-out, obsolete, damaged or surplus property. Limitations on Liabilities, Liens, Business Activities and Negative Pledges. Borrower shall not (i) have any liabilities other than the liabilities under this Note, tax liabilities incurred in the ordinary course of business, expenses associated with evaluating and/or consummating the a Business Combination and corporate, administrative, legal, accounting and operating expenses (including those expenses related to the establishment and maintenance of the Trust Account) incurred in the ordinary course of business, (ii) have any lien (other than in favor of Bank, a bankers lien in favor of The Bank of New York in connection with the Trust Account, judgment liens in existence for less than 45 days which are either fully covered by insurance or as to which execution has been stayed and liens for taxes not at the time delinquent or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with generally accepted accounting principles shall have been set aside on its books) on any of its property or assets, engage in any business activities prior to consummation of a Business Combination other than entering into this Note, maintaining amounts on deposit in the Trust Account, activities relating to the evaluation of, and negotiation of the terms for, a Business Combination, and activities incidental or related to any of the foregoing, or (iii) enter into any agreement that encumbers or restricts the ability of Borrower to pledge any of its property or assets to Bank. Compliance with Laws. Borrower will comply in all respects with all material federal, state and local laws, rules and regulations applicable to its properties, operations, business, and finances to the extent that the failure to be in compliance could reasonably be expected to have a material adverse effect on the financial condition, business or prospects of Borrower.

WAIVERS AND AMENDMENTS. No waivers, amendments or modifications of this Note shall be valid unless in writing and signed by an officer of Bank. No waiver by Bank of any Default shall operate as a waiver of any other Default or the same Default on a future occasion. Neither the failure nor any delay on the part of Bank in exercising any right, power, or remedy under this Note shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

Except to the extent otherwise provided herein or prohibited by law, the Borrower waives presentment, protest, notice of dishonor, demand for payment, notice of intention to accelerate maturity, notice of acceleration of maturity, notice of sale and all other notices of any kind.

MISCELLANEOUS PROVISIONS. Assignment. This Note shall inure to the benefit of and be binding upon the parties and their respective successors and assigns. Bank’s interests in and rights under this Note are freely assignable, in whole or in part, by Bank. In addition, nothing in this Note shall prohibit Bank from pledging or assigning this Note or any interest therein to any Federal Reserve Bank. Borrower shall not assign its rights and interest hereunder without the prior written consent of Bank, and any attempt by Borrower to assign without Bank’s prior written consent is null and void. Any assignment shall not release Borrower from the Obligations. Organization; Powers. Borrower represents that Borrower (i) is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware, and is authorized to do business in each other jurisdiction wherein its ownership of property or conduct of business legally requires such organization; (ii) has the power and authority to own its properties and assets and to carry on its business as now being conducted and as now contemplated; and (iii) has the power and authority to execute, deliver and perform, and by all necessary action has authorized the execution, delivery and performance of, all of its obligations under this Note. Compliance with Laws. Borrower represents that Borrower is in compliance in all respects with all federal, state and local laws, rules and regulations applicable to its properties, operations, business and finances, except when the failure to be in compliance could not reasonably be expected to have a material adverse effect on the financial condition, business or prospects of Borrower. Borrower is not a Sanctioned Person nor does it have any of its assets in a Sanctioned Country nor does it do business in or with, or derive any of its operating income from investments in or transactions with, Sanctioned Persons or Sanctioned Countries in violation of economic sanctions administered by OFAC. The proceeds from the Advances will not be used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Country. “OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control. “Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/enforcement/ofac/sanctions/, or as otherwise published from time to time. “Sanctioned Person” means (i) a person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at http://www.treas.gov/offices/enforcement/ofac/sdn/, or as otherwise published from time to time, or (ii)(A) an agency of the government of a Sanctioned Country, (B) an organization controlled by a Sanctioned Country, or (C) a person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC. Applicable Law; Conflict Between Documents. This Note shall be governed by and construed under the laws of the State of New York. Borrower’s Accounts. Except as prohibited by law, Borrower grants Bank a security interest in all of Borrower’s accounts with Bank and any of its affiliates. Jurisdiction. Borrower irrevocably agrees to non-exclusive personal jurisdiction in the State of New York. Severability. If any provision of this Note shall be prohibited or invalid under applicable law, such provision shall be ineffective but only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note or other such document. Notices. Any notices to Borrower shall be sufficiently given, if in writing and mailed or delivered to the Borrower’s address shown above or such other address as provided hereunder, and to Bank, if in writing and mailed or delivered to Wachovia Bank, National Association, 201 S. College Street, CP9, NC 1183, Charlotte, North Carolina 28288, Attention: Shasta Coulter, Fax: (704) 715-0091, E-mail: LaShasta.Coulter@wachovia.com, with a copy to Wachovia Bank, National Association, 1 South Broad Street, PA4819, Philadelphia, Pennsylvania 19107, Attention: Joan Anderson, Fax: (267) 321-7101, E-mail: Joan.Anderson@wachovia.com, or such other address as Bank may specify in writing from time to time. Notices to Bank must include the mail code. In the event that Borrower changes Borrower’s address at any time prior to the date the Obligations are paid in full and the Bank’s obligation to make Advances hereunder shall have expired or terminated, Borrower agrees to promptly give written notice of said change of address by registered or certified mail, return receipt requested, all charges prepaid. Plural; Captions. All references in this Note to Borrower, person, document or other nouns of reference mean both the singular and plural form, as the case may be, and the term “person” shall mean any individual, person or entity. The captions contained in this Note are inserted for convenience only and shall not affect the meaning or interpretation hereof. Posting of Payments. All payments received during normal banking hours after 2:00 P.M. local time at the office of Bank first shown above shall be deemed received at the opening of the next banking day. Fees and Taxes. Borrower shall promptly pay all documentary, intangible recordation and/or similar taxes on this transaction whether assessed at closing or arising from time to time.

LIMITATION ON LIABILITY; WAIVER OF PUNITIVE DAMAGES. BORROWER AND BANK AGREE THAT IN ANY JUDICIAL, MEDIATION OR ARBITRATION PROCEEDING OR ANY CLAIM OR CONTROVERSY BETWEEN THEM THAT MAY ARISE OUT OF OR BE IN ANY WAY CONNECTED WITH THIS NOTE OR ANY OTHER AGREEMENT OR DOCUMENT BETWEEN THEM OR THE OBLIGATIONS EVIDENCED HEREBY OR RELATED HERETO, IN NO EVENT SHALL ANY PARTY HAVE A REMEDY OF, OR BE LIABLE TO THE OTHER FOR, (1) INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES OR (2) PUNITIVE OR EXEMPLARY DAMAGES. BORROWER AND BANK EACH HEREBY EXPRESSLY WAIVES ANY RIGHT OR CLAIM TO PUNITIVE OR EXEMPLARY DAMAGES THEY MAY HAVE OR WHICH MAY ARISE IN THE FUTURE IN CONNECTION WITH ANY SUCH PROCEEDING, CLAIM OR CONTROVERSY, WHETHER THE SAME IS RESOLVED BY ARBITRATION, MEDIATION, JUDICIALLY OR OTHERWISE. Patriot Act Notice. To help fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. For purposes of this section, account shall be understood to include loan accounts. FINAL AGREEMENT. This represents the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

WAIVER OF JURY TRIAL. BANK AND BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS NOTE.

FORUM SELECTION AND CONSENT TO JURISDICTION. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS NOTE MAY BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. BORROWER AND BANK HEREBY EXPRESSLY AND IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREE TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION.

Confidentiality. Bank agrees to keep confidential the Information (as defined below), except that Bank shall be permitted to disclose Information (a) to its officers, directors, employees, agents, partners, advisors and representatives as they need to know such Information, (b) to the extent requested by any regulatory authority, (c) to the extent otherwise required by applicable laws or by any subpoena or similar legal process, (d) in connection with the exercise of any remedies hereunder or in any suit, action or proceeding relating to the enforcement of its rights hereunder or under any other Loan Document, (e) to any bank or financial institution or other entity to which Bank has pledged or assigned, in whole or in part, this Note or any interest therein or (f) to the extent such Information (i) becomes publicly available other than as a result of a breach of this provision or (ii) becomes available to Bank on a nonconfidential basis from a source other than Borrower. For purposes of this Section, “Information” means all information that is received from Borrower relating to Borrower or its business other than any such information that was available to Bank on a nonconfidential basis prior to its disclosure thereto by Borrower. Bank shall be considered to have complied with its obligations under this Section if it exercises the same degree of care to maintain the confidentiality of the Information as such Person would accord its own confidential information.

IN WITNESS WHEREOF, Borrower, on the day and year first above written, has caused this Note to be executed under seal.

TAC ACQUISITION CORP.

By:
Saul Rosenthal
President

Acknowledged and agreed as of the date first above written:

WACHOVIA BANK, NATIONAL ASSOCIATION

By:
Joan Anderson
Director

TAC ACQUISITION CORP.

PROMISSORY NOTE

Exhibit A

FORM OF

NOTICE OF BORROWING

[Date]

Wachovia Bank, National Association

201 South College Street, CP9, NC-1183

Charlotte, North Carolina 28288

Attn: Loan Operations

Reference is made to the $2,000,000.00 Promissory Note, dated June 23, 2006, executed by TAC Acquisition Corp. in favor of and Wachovia Bank, National Association (as amended, restated or otherwise modified, the “Note”). Terms defined in the Note shall have the same meanings when used herein. In accordance with the terms of the Note, Borrower hereby requests that Bank make an Advance under the Note in the amount of $             on [date].

In connection with the Advance requested hereby, the undersigned hereby certifies that (i) each representation made in this Note is true in all material respects as of the date of the requested Advance and (ii) no Default exists as of the date of the requested Advance, or would result from the funding and/or the use of the proceeds thereof.

TAC ACQUISITION CORP.

By:
[Name]
[CFO] [President]

Exhibit B

FORM OF OFFICER’S COMPLIANCE CERTIFICATE

[Date]

To:   Wachovia Bank, National Association

Reference is made to the $2,000,000.00 Promissory Note, dated June 23, 2006, executed by TAC Acquisition Corp. in favor of and Wachovia Bank, National Association (as amended, restated or otherwise modified, the “Note”). Terms defined in the Note shall have the same meanings when used herein.

The undersigned chief financial officer of Borrower hereby certifies as of the date hereof that he is the Chief Financial Officer of the Borrower, and that, as such, [he][she] is authorized to execute and deliver this Certificate to the Bank and that:

1. Attached hereto as Schedule 1 are the [annual][quarterly] financial statements of Borrower required to be delivered to Bank in accordance with the provisions of the Note for the [annual][quarterly] reporting period ended as of             . Such financial statements fairly present in all material respects the consolidated financial condition of Borrower in accordance with generally accepted accounting principles in the United States applied on a consistent basis as of such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2. A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned officer and, to the best of such officer’s knowledge, the Borrower during such period observed or performed in all material respects all of its covenants and other agreements, and satisfied in all material respects every condition, contained in the Note to be observed, performed or satisfied by it, and such officer has obtained no knowledge of any Default except as specified below:

TAC ACQUISITION CORP.

By:
[Name]
Chief Financial Officer/President